Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-8  Nos. 333-210220, 333-188377 and 333-223742) pertaining to the GTx, Inc. 2013 Equity Incentive Plan, the GTx, Inc. 2013 Non-Employee Director Equity Incentive Plan and the GTx, Inc. Directors’ Deferred Compensation Plan,

(2)         Registration Statement (Form S-8 No. 333-208744) pertaining to the GTx, Inc. 2013 Equity Incentive Plan and the GTx, Inc.  2013 Non-Employee Director Equity Incentive Plan,

(3)         Registration Statements (Form S-8 Nos. 333-165507 and 333-149661) pertaining to the GTx, Inc. 2004 Equity Incentive Plan and the GTx, Inc. Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan,

(4)         Registration Statement (Form S-8 No. 333-136527) pertaining to the GTx, Inc. Amended and Restated 2004 Non-Employee Directors’ Stock Option Plan,

(5)         Registration Statement (Form S-8 No. 333-118882) pertaining to the GTx, Inc. Directors’ Deferred Compensation Plan,

(6)         Registration Statement (Form S-8 No. 333-112576) pertaining to the GTx, Inc. 2004 Equity Incentive Plan, 2004 Non-Employee Directors’ Stock Option Plan, 2002 Stock Option Plan, 2001 Stock Option Plan, 2000 Stock Option Plan, and 1999 Stock Option Plan, and

(7)         Registration Statements (Form S-3 Nos. 333-222268, 333-221040, 333-204932, 333-201132 and 333-197911) of GTx, Inc.;

of our report dated March 18, 2019, with respect to the financial statements of GTx, Inc. and the effectiveness of internal control over financial reporting of GTx, Inc. included in this Annual Report (Form 10-K) of GTx, Inc. for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Memphis, Tennessee

March 18, 2019